Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
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Unum announces agreement to acquire Louisiana-based

Starmount Life Insurance Company

Dental and vision benefits to boost company’s growth plans

CHATTANOOGA, Tenn. (April 4, 2016) – Unum (NYSE: UNM) today announced it has entered into a definitive agreement to acquire H&J Capital, LLC, parent of Starmount Life Insurance Company and AlwaysCare Benefits (“Starmount”), a leading independent dental and vision benefits company that will expand Unum’s growing portfolio of workplace financial protection products.

“We are excited to be adding Starmount’s capabilities to our market-leading offerings in the workplace,” said Unum President and CEO Rick McKenney. “This strategic transaction is a perfect fit for both our Unum US and Colonial Life businesses, as we expand our customer relationships in pursuit of our growth objectives.”

Unum is a leading nationwide provider of financial protection benefits at work, including disability, life and supplemental health products. Starmount covers more than 940,000 lives nationally, manages in-force annualized premium in excess of $180 million and has access to significant national dental and vision networks.

Starmount was founded by the Sternberg family in 1983. The company is licensed in 49 states and the District of Columbia and markets individual products under the Starmount Life brand, including dental, vision, life and accident. Its group and voluntary benefits are marketed under the AlwaysCare Benefits brand and include dental, vision, life, disability, critical illness and accident.

Unum is acquiring Starmount for $127 million plus net assets. The transaction will not alter the company’s earnings or capital management outlook for 2016, nor does it change Unum’s overall capital management strategy of investing in its business while also returning capital to shareholders through share repurchases and dividends. It is expected to be neutral to accretive to Unum’s earnings per share in 2017.

“We see strong demand for dental and vision insurance, and the Starmount business will help us expand access to these benefits at the workplace,” said Unum US President Mike Simonds.

Starmount will remain headquartered in Baton Rouge, La., with a leadership team including CEO Erich Sternberg and President Deborah Sternberg and the entire staff of more than 220 employees.

“Unum shares our company values of providing exceptional service, innovative products and thoughtful solutions for our customers,” said Starmount CEO Erich Sternberg. “We look forward to helping this business continue to grow and prosper in the years ahead.”

Subject to regulatory approvals and customary closing conditions, the transaction is expected to close by the end of the third quarter.

Barclays Capital served as financial advisor and Sutherland Asbill & Brennan LLP as legal advisor to Unum. MTS Health Partners, L.P. served as financial advisor and Bass Berry & Sims PLC served as legal advisor to Starmount.

A summary of facts regarding the transaction is available here.

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ABOUT UNUM GROUP

Unum Group (www.unum.com) is a leading provider of financial protection benefits in the United States and the United Kingdom. Its primary businesses are Unum US, Colonial Life and Unum UK. Unum’s portfolio includes disability, life, accident and critical illness coverage, which help protect millions of working people and their families in the event of an illness or injury. The company reported revenues of $10.7 billion in 2015, and provided $6.8 billion in benefits.

ABOUT STARMOUNT LIFE AND ALWAYSCARE BENEFITS

Starmount Life Insurance Company is a national insurance carrier admitted in 49 states and D.C., and AlwaysCare Benefits is a nationally licensed, third-party administrator. Known for exceptional service and customer satisfaction, Starmount Life and AlwaysCare Benefits are national providers and administrators of life and supplemental insurance, including dental and vision, for individuals and groups.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments, may include words such as

“expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and speak only as of the date made. These forward-looking statements, including statements regarding the timing of the closing of the acquisition, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions for the acquisition, the timing and receipt of regulatory approval for the acquisition, our ability to effectively manage growth and our ability to effectively execute and integrate acquisitions. Given the risks and uncertainties inherent in forward-looking statements, any of our forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A. “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2015 and, to the extent applicable, our subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.